Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Virginia Premium Income Municipal Fund

811-07490


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2012.

A special meeting of shareholders was held in the offices of Nuveen Investments on April 5, 2012; at this meeting the shareholders were asked to vote on the approval of the issuance of additional common shares and the approval of an Agreement and Plan of Reorganization. The special meeting was subsequently adjourned to May 17, 2012 and again to other dates outside this reporting period.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            6,615,665
            2,407,417
   Against
               378,787
               190,779
   Abstain
               143,287
                 19,600
   Broker Non-Votes
            2,064,558
               701,665
      Total
            9,202,297
            3,319,461



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            6,599,238
            2,403,406
   Against
               392,369
               194,790
   Abstain
               146,132
                 19,600
   Broker Non-Votes
            2,064,558
               701,665
      Total
            9,202,297
            3,319,461

Voting results for the special meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the Agreement and Plan of
Reorganization.


   For
            8,128,977
            2,868,886
   Against
               293,102
               138,889
   Abstain
               229,563
                 66,400
      Total
            8,651,642
            3,074,175



To approve the issuance of additional
common shares.


   For
            8,031,441
                          -
   Against
               343,755
                          -
   Abstain
               276,446
                          -
      Total
            8,651,642
                          -



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090097.

Proxy materials for the special meeting are herein incorporated by reference to the SEC filing on January 24, 2012, under Conformed Submission Type N 14 8C/A, accession number 0001193125-12-021957.